Exhibit 99.1

NEWS RELEASE

Hubbell Incorporated 40 Waterview Drive Shelton, CT 06484 475-882-4000

Contact:     Maria R. Lee

HUBBELL ANNOUNCES PLAN TO CREATE SINGLE CLASS OF COMMON STOCK AND INCREASES SHARE REPURCHASE AUTHORIZATION

SHELTON, CONNECTICUT (August 24, 2015) – Hubbell Incorporated (NYSE: HUBA, HUBB) (the “Company”) today announced a plan to reclassify the Company’s common stock to eliminate its existing two-class structure. The proposed reclassification has been approved by the Company’s Board of Directors. In support of the plan to reclassify, Hubbell has entered into a definitive agreement providing for the proposed reclassification with Bessemer Trust Company, N.A., the trustee for the Louie E. Roche Trust and the Harvey Hubbell Trust, which collectively own 3,488,460 shares of the Company’s Class A common stock, representing approximately 49% of Class A common stock outstanding.

Under the terms of the proposed reclassification, holders of Class A common stock will receive a cash payment of $28.00 for each share of Class A common stock held, and each share of Class A common stock and each share of Class B common stock will be reclassified into one share of Common Stock of the Company. The aggregate cash consideration to be paid to holders of Class A common stock equates to approximately $200 million.

Each share of Common Stock into which the Class A common stock and the Class B common stock will be reclassified in the proposed transaction will be entitled to one vote per share on all matters brought to the Company’s shareholders. At the closing of the proposed reclassification, the holders

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of the Class A common stock will own approximately 12% of the then-outstanding Common Stock of the Company and the voting power of the former holders of Class B common stock will increase from approximately 26% to approximately 88% of the Common Stock. The proposed reclassification will reduce the aggregate voting power of the Louie E. Roche Trust and the Harvey Hubbell Trust from approximately 36% to 6%.

The Company expects to realize a number of benefits from the proposed reclassification, including:

•	Simplification of its equity capital structure,

•	Better alignment of economic interests and voting rights of all shareholders,

•	Elimination of negative control by the Trusts and a reduction in the concentration of voting power,

•	Enhancement of the Company’s flexibility in structuring and executing strategic transactions, and

•	Improved trading volume and liquidity for Common Stock.

The Company’s Board of Directors has also authorized the repurchase of an additional $250 million of Common Stock, bringing the overall available share repurchase authorization to approximately $400 million. The Company intends to acquire $250 million of Common Stock as soon as practicable following the completion of the proposed reclassification. After giving effect to the repurchase, which supersedes the Company’s prior repurchase expectation, the proposed reclassification is expected to result in accretion to fiscal year 2016 earnings per share.

David G. Nord, Chairman, President and Chief Executive Officer, said, “After an extensive review and analysis by the Hubbell Board of Directors, with input from investors, the Board believes it is in the best interests of the Company and all Hubbell shareholders, including the Class B shareholders and the non-Trust Class A shareholders, to reclassify our two classes of common stock into a single structure. The proposed share reclassification will align voting rights with the economic interests of our shareholders and maximize the efficiencies of a single-class share structure. In addition, the Company’s simplified capital structure will provide a solid foundation as we continue to execute our One Hubbell Strategy, operate with discipline and pursue strategic growth initiatives to drive shareholder value.”

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The completion of the proposed reclassification is subject to customary closing conditions, including required shareholder approvals from holders of the Class A common stock and the Class B common stock, each voting as a separate group and voting together. Bessemer Trust, on behalf of the Louie E. Roche and the Harvey Hubbell Trust, has agreed to vote all of each Trust’s shares of Company stock in favor of the proposed reclassification. The proposed reclassification is expected to be completed in the fourth quarter of 2015 or the first quarter of 2016.

Additional details of the proposed reclassification and related matters, including the proposed amendments to the Company’s governing documents, will be described in the Company’s current report on Form 8-K with respect to the reclassification, which will be filed with the U.S. Securities and Exchange Commission today. Hubbell also intends to file a registration statement on Form S-4 with the SEC, which will contain a proxy statement/prospectus with respect to the proposed reclassification.

Morgan Stanley & Co. LLC served as lead financial advisor to the Company and provided an opinion in relation to the fairness of the consideration to be paid to the holders of Class B common stock. Centerview Partners provided an opinion in relation to the fairness of the consideration to be paid to the holders of Class A common stock (other than the Trusts). Wachtell, Lipton, Rosen & Katz and Shipman & Goodwin LLP acted as legal advisers to the Company.

Hubbell will hold a conference call today, August 24, 2015, at 8:30 AM ET to discuss the announcement in further detail. The conference call will be available live and archived on the Company’s website at www.hubbell.com/Investor/EventsCalendar.aspx. A slide presentation will be included with the audio portion of the webcast. To access the live call by telephone, use one of the following dial-in numbers: (844) 208-2066 (toll free) or (973) 935-2840 (international). An audio replay will be available from August 24, 2015 to September 7, 2015 by calling (800) 585-8367 or (404) 537-3406, passcode #21416454.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These include statements about our expected future actions and are

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based on our reasonable current expectations. In addition, all statements regarding the reclassification or share repurchase and expected associated costs and benefits, the likelihood of satisfaction of certain conditions to the completion of the reclassification, whether and when the reclassification will be completed and expected future financial performance are forward looking. Forward-looking statements may be identified by the use of words, such as “believe”, “expect”, “anticipate”, “intend”, “depend”, “should”, “plan”, “estimated”, “predict”, “could”, “may”, “subject to”, “continues”, “growing”, “prospective”, “forecast”, “projected”, “purport”, “might”, “if”, “contemplate”, “potential”, “pending,” “target”, “goals”, “scheduled”, “will likely be”, and similar words and phrases. Discussions of strategies, plans or intentions often contain forward-looking statements. Important factors, among others, that could cause our actual results and future actions to differ materially from those described in forward-looking statements include, but are not limited to: failure to receive the requisite approvals of our shareholders necessary to achieve the reclassification; any other delays with respect to, or the failure to complete, the reclassification; the ability to carry out future transactions and strategic investments, as well as the acquisition related costs; unanticipated difficulties realizing expected benefits anticipated when entering into a transaction; future repurchases of common stock; any changes in accounting principles, interpretations, or estimates; and the factors described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Any such forward-looking statements are not guarantees of future performances and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements. The Company disclaims any duty to update any forward-looking statement, all of which are expressly qualified by the foregoing, other than as required by law.

Additional Information

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Company intends to file with the U.S. Securities and Exchange Commission a Registration Statement on Form S-4, which will

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contain a proxy statement/prospectus in connection with the proposed reclassification. Shareholders are urged to read the proxy statement/prospectus when it becomes available because it will contain important information. Shareholders will be able to obtain a free copy of the proxy statement/prospectus (when available), as well as other filings containing information about the Company, without charge, at the SEC’s website, www.sec.gov, and on the Investor Relations page of Hubbell’s web site at http://www.hubbell.com/Investor/SECFilings.aspx. Copies of the proxy statement/prospectus and other Company filings with the SEC can also be obtained, without charge, by directing a request to Hubbell Inc. Investor Relations, by phone to (475) 882-4000, or in writing to Hubbell Inc., 40 Waterview Drive, Shelton, Connecticut, 06484.

The directors and executive officers of the Company and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed reclassification. Information regarding the Company’s directors and executive officers is available in the Company’s most recent proxy statement, dated March 18, 2015, for the Annual Meeting of Shareholders held on May 5, 2015, which was filed with the SEC on March 18, 2015, and the Company’s other filings with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be contained in the proxy statement/prospectus when it becomes available.

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